Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 7, 2014, except Note 1(b), as to which the date is November 12, 2014, with respect to the consolidated financial statements of Intercorp Financial Services Inc. in the Registration Statement (Form F-1 Amendment No. 4) and related Prospectus of Intercorp Financial Services Inc. for the registration of its common shares.

/s/ PAREDES, ZALDIVAR, BURGA & ASOCIADOS

Lima, Peru

November 12, 2014